As filed with the U.S. Securities and Exchange Commission on October 26, 2016

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GTY Technology Holdings Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Tel: (702) 945-2898

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William D. Green

Co-Chief Executive Officer

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Tel: (702) 945-2898

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein, Esq. Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Tel: (212) 294-6700 Fax: (212) 294-4700	Jennifer A. Bensch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Tel: (212) 310-8000 Fax: (212) 310-8007

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-213809

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	9,200,000 units	$10.00	$92,000,000	$10,662.80
Class A ordinary shares included as part of the units(2)(3)	9,200,000 shares	—	—	—	(4)
Redeemable warrants included as part of the units(2)(3)	3,066,666 warrants	—	—	—	(4)
Total			$92,000,000	$10,662.80

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents an additional number of securities being registered and includes 1,200,000 units, consisting of 1,200,000 Class A ordinary shares and 400,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-213809).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $460,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-213809), which was declared effective by the U.S. Securities and Exchange Commission on October 26, 2016. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $92,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 9,200,000 additional units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-third of one redeemable warrant of GTY Technology Holdings Inc., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction V to Form S-1, including 1,200,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-213809) (the “Prior Registration Statement”), initially filed by the Registrant on September 26, 2016 and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on October 26, 2016. The required opinions of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of October 27, 2016), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than October 27, 2016.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.   Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-213809) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Winston & Strawn LLP, counsel to the Registrant.
5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Winston & Strawn LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (included on Exhibit 5.2).
24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of October, 2016.

GTY TECHNOLOGY HOLDINGS INC.

By:	/s/ William D. Green
William D. Green Co-Chief Executive Officer and Co-Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints William D. Green, Joseph M. Tucci and Harry L. You his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ William D. Green	Co-Chief Executive Officer and Co-Chairman	October 26, 2016
William D. Green	(principal executive officer)
/s/ Joseph M. Tucci	Co-Chief Executive Officer and Co-Chairman	October 26, 2016
Joseph M. Tucci
/s/ Harry L. You	President, Chief Financial Officer and Director	October 26, 2016
Harry L. You	(principal financial and accounting officer)
/s/ Randolph Cowen	Director	October 26, 2016
Randolph Cowen
/s/ Paul T. Dacier	Director	October 26, 2016
Paul T. Dacier
/s/ Stephen Rohleder	Director	October 26, 2016
Stephen Rohleder
/s/ Charles Wert	Director	October 26, 2016
Charles Wert

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of GTY Technology Holdings Inc., in the City of New York, State of New York, on the 26th day of October, 2016.

/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Winston & Strawn LLP, counsel to the Registrant.
5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Winston & Strawn LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (included on Exhibit 5.2).
24	Power of Attorney (included on signature page).